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Exhibit 99.1

        LETTER OF TRANSMITTAL

Pemex Project Funding Master Trust

Offers to Exchange
U.S. $36,977,000 8.00% Notes due 2011 and
U.S. $24,692,000 7.875% Notes due 2009,
which have been registered under
the Securities Act of 1933, as amended,
for
any and all outstanding
8.00% Notes due 2011 and 7.875% Notes due 2009
unconditionally guaranteed by
Petróleos Mexicanos

Pursuant to the Prospectus dated August [    •    ], 2003

          THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER [    •    ], 2003 (THE "EXPIRATION DATE"), UNLESS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER [    •    ], 2003 UNLESS PREVIOUSLY ACCEPTED.

        For questions regarding the Exchange Offers, contact the Exchange Agent:

DB Services Tennessee, Inc.
Corporate Trust & Agency Services
Reorganization Unit
648 Grassmere Park Road
Nashville, Tennessee 37211
Telephone: (800) 735-7777

        The undersigned acknowledges receipt of the prospectus, dated August [    •    ], 2003 (the "prospectus"), of Pemex Project Funding Master Trust (the "Issuer") and this letter of transmittal (this "letter"), which together constitute the offers (the "Exchange Offers") to exchange an aggregate principal amount of up to U.S. $36,977,000 8.00% Notes due 2011 ("8.00% new notes") and U.S. $24,692,000 7.875% Notes due 2009 ("7.875% new notes" and, together with the 8.00% new notes, the "new securities") registered under the Securities Act of 1933, as amended (the "Securities Act"), for an equal principal amount of the Issuer's outstanding 8.00% Notes due 2011 ("8.00% old notes") and 7.875% Notes due 2009 ("7.875% old notes" and, together with the 8.00% old notes, the "old securities"), upon the terms and subject to the conditions set forth in the prospectus.

        For each 8.00% old note accepted for exchange, the holder of that 8.00% old note will receive a 8.00% new note having a principal amount equal to that of the surrendered 8.00% old note. The 8.00% new notes will accrue interest at 8.00% per annum from May 15, 2003, the last day on which we paid interest on the 8.00% old notes you exchanged. Interest on the 8.00% new notes is payable semi-annually on May 15 and November 15 of each year, commencing May 15, 2003, subject to the terms of the Indenture dated as of July 31, 2000 (the "Indenture") between the Issuer and Deutsche Bank Trust Company Americas, as Trustee (the "Trustee").

        For each 7.875% old note accepted for exchange, the holder of that 7.875% old note will receive a 7.875% new note having a principal amount equal to that of the surrendered 7.875% old note. The 7.875% new notes will accrue interest at 7.875% per annum from August 1, 2003, the last day on which we paid interest on the 7.875% old notes you exchanged. Interest on the 7.875% new notes is payable semi-annually on February 1 and August 1 of each year, commencing August 1, 2003, subject to the terms of the Indenture.

        Holders participating in the exchange offers will be required to pay an exchange fee (the "Exchange Fee") of U.S. $2.50 for each U.S. $1,000 principal amount of old securities that they tender in the exchange, which the Issuer will use to pay the expenses of the exchange offers.

        The Issuer reserves the right, at any time or from time to time, to extend the Exchange Offers at its discretion, in which event the term "Expiration Date" shall mean the latest time and date to which the Exchange Offers are extended. The Issuer shall notify the Exchange Agent of any extension by written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

        Each holder of old securities wishing to accept the Exchange Offers must (1) complete, execute, date and deliver this letter through a computer generated message (an "Agent's Message") transmitted by means of the Automated Tender Offer Program ("ATOP") of The Depository Trust Company ("DTC"), which Agent's Message will effect a book-entry transfer of such holder's old securities to the account maintained by the Exchange Agent at the Book-Entry Transfer Facility (the "Book-Entry Transfer Facility") of DTC and (2) pay the Exchange Fee by wire transfer to the Exchange Agent's account at DTC. See Instruction 1.

        A holder of old securities that is not a direct participant in DTC must tender its old securities by submitting, in accordance with the procedures of the participant (including Euroclear or Clearstream, Luxembourg) through which it holds its old securities a duly completed and executed copy of this letter, and must deliver computerized instructions to such participant (including Euroclear or Clearstream, Luxembourg) for the transfer of such old securities to the Exchange Agent's account at DTC's Book-Entry Transfer Facility, in each case sufficiently in advance of the Expiration Date to allow sufficient time for such participant to arrange for the electronic submission of this letter and tender of such old securities through DTC's ATOP system on or prior to the Expiration Date. Additional copies of this letter are available at the office of the Exchange Agent specified above and at the offices of the exchange agent in Luxembourg and the Luxembourg listing agent specified in the prospectus. Delivery of documents to Euroclear or Clearstream, Luxembourg does not constitute delivery to the Exchange Agent through DTC's ATOP system.

        Notwithstanding the foregoing, in the unlikely event that any old securities are represented by securities in definitive, certificated form ("certificated securities"), such certificated securities can be tendered delivering, by hand or overnight courier to the Exchange Agent at its address specified on the first page of this letter or to the exchange agent in Luxembourg at its address specified in the prospectus, such certificated securities, duly endorsed in form satisfactory to the Issuer by the holder thereof or his attorney duly authorized in writing, and a duly executed copy of this letter. Additional copies of this letter are available at the specified offices of the Exchange Agent and at the offices of the exchange agent in Luxembourg and the Luxembourg listing agent specified in the prospectus. No such tender will be effective unless received by the Exchange Agent (or by the exchange agent in Luxembourg) on or before 5:00 p.m., New York City time, on the Expiration Date.

        The undersigned has supplied the appropriate information and completed the appropriate boxes below and signed this letter to indicate the action the undersigned desires to take with respect to the Exchange Offers.

        The box below is to be filled out by all holders tendering 8.00% old notes.

DESCRIPTION OF 8.00% OLD NOTES

Name of Tendering Institution
Aggregate Principal Amount of 8.00% Old Notes Tendered*

Account No.

Transaction Code No.

* 8.00% old notes tendered hereby must be in a principal amount of U.S. $10,000 and any integral multiple thereof. See Instruction 1.

        The box below is to be filled out by all holders tendering 7.875% old notes.

DESCRIPTION OF 7.875% OLD NOTES

Name of Tendering Institution
Aggregate Principal Amount of 7.875% Old Notes Tendered*

Account No.

Transaction Code No.

* 7.875% old notes tendered hereby must be in a principal amount of U.S. $10,000 and any integral multiple of U.S. $1,000 in excess thereof. See Instruction 1.

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.
Name:

Address:

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

        Upon the terms and subject to the conditions of the Exchange Offers, the undersigned hereby tenders to the Issuer the aggregate principal amount of old securities of each series indicated above. Subject to, and effective upon, the acceptance for exchange of the old securities tendered hereby, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Issuer all right, title and interest in and to such old securities as are being tendered hereby.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the old securities tendered hereby and that the Issuer will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Issuer. The undersigned hereby further represents that (i) any new securities acquired in exchange for old securities tendered hereby will have been acquired in the ordinary course of business of the person receiving such new securities, whether or not such person is the undersigned, (ii) that neither the holder of such old securities nor any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Issuer, Petróleos Mexicanos or a subsidiary guarantor (as defined in the prospectus), (iii) neither the holder of such old securities nor any such other person has an arrangement or understanding with any person to participate in the distribution of such new securities, (iv) if the holder of such old securities or any such other person is a broker-dealer, neither such holder nor such other person is engaged in, or intends to engage in, a distribution of the new securities, and (v) if the holder of such old securities or such person is a broker-dealer, it will receive new securities for its own account in exchange for old securities that were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such new securities. However, by so acknowledging and by delivering a prospectus, such holder or such person will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        The undersigned also acknowledges that the Exchange Offers are being made in reliance upon existing interpretations by the staff of the Securities and Exchange Commission set forth in interpretive letters issued to parties unrelated to the Issuer that the new securities issued in exchange for the old securities pursuant to the Exchange Offers may be offered for sale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Issuer, Petróleos Mexicanos or a subsidiary guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such new securities are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such new securities.

        If a holder of old securities is engaged in or intends to engage in a distribution of the new securities or has any arrangement or understanding with respect to the distribution of the new securities to be acquired pursuant to the Exchange Offers, such holder cannot rely on the applicable interpretations of the staff of the Securities and Exchange Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction, and any such secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act.

        The undersigned will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the sale, assignment and transfer of the old securities tendered hereby. All authority conferred or agreed to be conferred in this letter and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. This tender may be withdrawn only in accordance with the procedures set forth under "The Exchange Offers—Withdrawal of Tenders" in the prospectus.

        Unless otherwise indicated herein in the box entitled "Special Issuance Instructions" below, please credit the new securities to the account indicated above maintained at the Book-Entry Transfer Facility.

        THE UNDERSIGNED, BY COMPLETING ONE OR MORE OF THE BOXES ABOVE ENTITLED "DESCRIPTION OF 8.00% OLD NOTES" AND "DESCRIPTION OF 7.875% OLD NOTES" AND SIGNING THIS LETTER, WILL BE DEEMED TO HAVE TENDERED THE OLD SECURITIES AS SET FORTH IN SUCH BOX OR BOXES.

SPECIAL ISSUANCE INSTRUCTIONS
(See Instructions 2 and 3)

        To be completed ONLY if new securities issued in exchange for old securities accepted for exchange are to be delivered, and old securities which are not accepted for exchange are to be returned, by credit to an account maintained at the Book-Entry Transfer Facility other than the account indicated above.

Credit new securities issued in exchange for old securities accepted for exchange and unexchanged old securities to the Book-Entry Transfer Facility Account set forth below.

(Book-Entry Transfer Facility Account Number, if applicable)

IMPORTANT: THE ELECTRONIC SUBMISSION OF THIS LETTER THROUGH DTC'S ATOP SYSTEM (TOGETHER WITH THE BOOK-ENTRY CONFIRMATION, ALL OTHER REQUIRED DOCUMENTS AND PAYMENT OF THE EXCHANGE FEE) MUST BE RECEIVED BY THE EXCHANGE AGENT AT ITS ACCOUNT AT DTC'S BOOK-ENTRY TRANSFER FACILITY PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

PLEASE READ THIS LETTER OF TRANSMITTAL
CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

PLEASE SIGN HERE
(TO BE COMPLETED BY ALL TENDERING HOLDERS)

Dated:	, 2003
X
(Signature(s) of Owner)	X
Area Code and Telephone Number:

        If a holder is tendering any old securities, this letter must be signed by the registered holder(s) as the name(s) appear(s) on the certificate(s) for the old securities or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith, including by an omnibus proxy mailed by DTC to the Issuer assigning to its participants to whose accounts the old securities are credited the right to accept the Exchange Offers. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 2.

Name(s):
(Please Type or Print)
Capacity:
Address:
(Including Zip Code)
SIGNATURE GUARANTEE (if required by Instruction 2)
Signature(s) Guaranteed by an Eligible Institution:
(Authorized Signature)
(Title)
(Name and Firm)
Dated:	, 2003

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offers to Exchange
8.00% Notes due 2011 and 7.875% Notes due 2009
which have been registered under the Securities Act of 1933, as amended, for 8.00% Notes due 2011 and 7.875% Notes due 2009
of Pemex Project Funding Master Trust

1.     Delivery of this Letter and Old Securities

        This letter is to be completed by holders of old securities wishing to exchange their old securities for new securities. In order to accept the Exchange Offers, a holder of old securities:

  •
  must complete, execute, date and deliver this letter (and all other required documents) prior to 5:00 p.m., New York City time, on the Expiration Date through an Agent's Message transmitted by means of DTC's ATOP system, which Agent's Message will effect a book-entry transfer of such holder's old securities to the account maintained by the Exchange Agent for purposes of the Exchange Offers at DTC's Book-Entry Transfer Facility, and

  •
  pay the Exchange Fee (U.S. $2.50) per U.S. $1,000 principal amount of old securities tendered) by wire transfer to the Exchange Agent's account, ABA No. 021001033, Account No. 01419647.

        A holder of old securities that is not a direct participant in DTC must tender its old securities by submitting, in accordance with the procedures of the participant (including Euroclear or Clearstream, Luxembourg) through which it holds its old securities a duly completed and executed copy of this letter, and must deliver computerized instructions to such participant (including Euroclear or Clearstream, Luxembourg) for the transfer of such old securities to the Exchange Agent's account at DTC's Book-Entry Transfer Facility, in each case sufficiently in advance of the Expiration Date to allow sufficient time for such participant to arrange for the electronic submission of this letter and tender of such old securities through DTC's ATOP system on or prior to the Expiration Date. Additional copies of this letter are available at the office of the exchange agent specified above and the Luxembourg listing agent specified in the prospectus. Delivery of documents to Euroclear or Clearstream, Luxembourg does not constitute delivery to the Exchange Agent through DTC's ATOP system.

        Notwithstanding the foregoing, in the unlikely event that any old securities are represented by certificated securities, such certificated securities can be tendered in accordance with the procedures set forth on page 3 of this letter.

        Any 8.00% old notes tendered hereby must be in a principal amount of U.S. $10,000 and any integral multiple thereof. Any 7.875% old notes tendered hereby must be in a principal amount of U.S $10,000 and any integral multiple of U.S. $1,000 in excess thereof. See "The Exchange Offers—Procedures for Tendering Old Securities" in the prospectus.

2.     Signatures on this Letter; Bond Powers and Endorsements; Guarantee of Signatures

        If this letter is signed by the registered holder of the old securities tendered hereby (which term, for purposes of the Exchange Offers, includes any participant in the Book-Entry Transfer Facility system whose name appears on a security position listing as the holder of such old securities), the signature must correspond exactly with the name appearing on the security position listing as the holder of such old securities.

        If any tendered old securities are owned of record by two or more joint owners, all such owners must sign this letter.

        When this letter is signed by the registered holder of the old securities specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required. If, however, the new securities are to be issued to or old securities not accepted for exchange are to be returned to a person other than the registered holder, then separate bond powers are required. Signatures on bond powers must be guaranteed by an Eligible Institution (as defined below).

        If this letter or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Issuer, proper evidence satisfactory to the Issuer of their authority to so act must be submitted.

        Signatures on bond powers required by this Instruction 2 must be guaranteed by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an "Eligible Institution").

3.     Special Issuance and Delivery Instructions

        Tendering holders of old securities should indicate in the box entitled "Special Issuance Instructions" the account at the Book-Entry Transfer Facility to which new securities issued pursuant to the Exchange Offers are to be credited, if different from the account number appearing in the box entitled "Description of 8.00% Old Notes" or "Description of 7.875% Old Notes".

4.     Transfer Taxes

        The Issuer will pay all transfer taxes, if any, applicable to the transfer of old securities to it or its order pursuant to the Exchange Offers. If, however, new securities and/or substitute old securities not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the old securities tendered hereby, or if tendered old securities are registered in the name of any person other than the person signing this letter, or if a transfer tax is imposed for any reason other than the transfer of old securities to the Issuer or its order pursuant to the Exchange Offers, the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted herewith, the amount of such transfer taxes will be billed directly to such tendering holder.

        Except as provided in this Instruction 5, it is not necessary for transfer tax stamps to be affixed to the old securities specified in this letter.

5.     Waiver of Conditions

        The Issuer reserves the absolute right to waive satisfaction of any or all conditions enumerated in the prospectus.

6.     No Conditional Tenders

        No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders of old securities, by execution of this letter, shall waive any right to receive notice of the acceptance of their old securities for exchange.

        Neither the Issuer, the Exchange Agent nor any other person is obligated to give notice of any defect or irregularity with respect to any tender of old securities nor shall any of them incur any liability for failure to give any such notice.

7.     Requests for Assistance or Additional Copies

        Questions relating to the procedure for tendering, as well as requests for additional copies of the prospectus and this letter, may be directed to the Exchange Agent at the address and telephone number indicated above. You may also obtain copies of the prospectus, this letter and related documents from the following:

Deutsche Bank Luxembourg S.A.
2 Boulevard Konrad Adenauer
L-1115 Luxembourg
 Telephone: (352) 42122-1
 Fax: (352) 42122-449

and

Kredietbank S.A., Luxembourgeoise
43 Boulevard Royal
L-2955 Luxembourg

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